Exhibit 3.25

DELAWARE	PAGE 1
The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CITY PRACTITIONERS INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FOURTEENTH DAY OF OCTOBER, A.D. 2003, AT 5:07 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “CITY PRACTITIONERS INC.”.

	SECRETARY’S OFFICE DELAWARE [SEAL]	/s/ Harriet Smith Windsor
		Harriet Smith Windsor, Secretary of State
3715243 8100H		AUTHENTICATION:	5697425
070602554		DATE:	05-22-07

State of Delaware Secretary of State Division of Corporations Delivered 05:29 PM 10/14/2003 FILED 05:07 PM 10/14/2003 SRV 030660099 – 3715243 FILE

CERTIFICATE OF INCORPORATION

OF

CITY PRACTITIONERS INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Title 8, Chapter 1, of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “General Corporation Law of the State of Delaware”), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the “Corporation”) is: City Practitioners Inc.

SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 3,000 shares, all of which shall be shares of common stock, having a par value of $0.01 per share.

FIFTH: The name and mailing address of the incorporator are as follows:

Name	Mailing Address

H. Thomas Davis, Jr.	c/o Carter Ledyard & Milbum LLP 2 Wall Street New York, NY 10005

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

NINTH: The Board of Directors of the Corporation may make, alter or repeal the By-Laws of the Corporation, subject only to such limitations, if any, as may from time to time be imposed by the By-Laws.

TENTH: The election of directors need not be by written ballot, except as may be otherwise provided in the By-Laws.

ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders or the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on October 14, 2003

/s/ H. Thomas Davis, Jr.
H. Thomas Davis, Jr., Incorporator